NORTHWESTERN MUTUAL SERIES FUND, INC.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

April 24, 2012

Mason Street Advisors, LLC

720 East Wisconsin Avenue

Milwaukee, WI 53202

Re:	Agreement to Waive Mason Street Advisors, LLC Investment Advisory Fees

Relating to Certain Portfolios of Northwestern Mutual Series Fund, Inc.

Gentlemen:

This letter constitutes an agreement between Mason Street Advisors, LLC (“MSA”) and Northwestern Mutual Series Fund, Inc. (“NMSF”) regarding the investment advisory fee for each of the NMSF portfolios set forth below (each, a “Portfolio”). MSA agrees to waive, through April 30, 2013 (unless renewed by the parties hereto), its investment advisory fee applicable to each Portfolio such that the investment advisory fee is as follows:

Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million- $500 million	0.40%
Excess over $500 million	0.35%

Large Cap Core Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million- $500 million	0.40%
Excess over $500 million	0.35%

Mid Cap Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $100 million	0.65%
$100 million- $500 million	0.50%
Excess over $500 million	0.45%

Index 400 Stock Portfolio

Assets	Fee
Up to $500 million	0.25%
Excess over $500 million	0.20%

Small Cap Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $100 million	0.65%
$100 million- $500 million	0.50%
Excess over $500 million	0.45%

Short-Term Bond Portfolio

Assets	Fee
Up to $100 million	0.35%
$100 million- $250 million	0.33%
$250 million- $500 million	0.30%
Excess over $500 million	0.28%

High Yield Bond Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $1.0 billion	0.40%
Excess over $1.0 billion	0.35%

This letter supersedes all prior agreements between the parties relating to the same matters.

Very truly yours, NORTHWESTERN MUTUAL SERIES FUND, INC.

By:	/s/ R. DAVID ELLS
Name:	R. David Ells
Title:	President

Agreed to and accepted:

MASON STREET ADVISORS, LLC

By:	/s/ KATE M. FLEMING
Name:	Kate M. Fleming
Title:	Vice President